SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549


                                          FORM 8-K


                                       CURRENT REPORT


                             Pursuant to Section 13 or 15(d) of
                             the Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported: March 9, 2001


                            THE READER'S DIGEST ASSOCIATION, INC.
                   (Exact name of registrant as specified in its charter)


    Delaware                           1-10434                   13-1726769
State or other juris-diction of  (Commission File Number)  (I.R.S. Employer
incorporation or organization)                              Identification No.)



              Pleasantville, New York                             10570-7000
       (Address of principal executive offices)                    (Zip Code)

                         Registrant's telephone number, including area code:
                                            (914) 238-1000

ITEM 5.  Other Events.
         ------------

                  Filed herewith as Exhibit 99.1 is a copy of the company's news release, issued today, relating to a Voluntary Comprehensive Agreement between the Company and the State Attorneys General.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a)      Financial statements of business acquired
                           Not applicable
                  (b)      Pro forma financial information
                           Not applicable
                  (c)      Exhibits

 Number                                      Description

 99.1                      Press Release of The Reader's Digest
                           Association, Inc. dated March 9, 2001

 99.2 Assurance of Voluntary Compliance or Discontinuance dated February 26, 2001 by and among the State Attorneys General and The Reader's Digest Association, Inc.


                                SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  THE READER'S DIGEST ASSOCIATION, INC.
                                             (Registrant)

Date:  March 9, 2001
                                      /S/  GEORGE S. SCIMONE
                                ----------------------------------------
                                           George S. Scimone
                                       Senior Vice President and
                                        Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit No.                                     Description

  99.1              Press Release of The Reader's Digest
                    Association, Inc. dated March 9, 2001

  99.2              Assurance of Voluntary Compliance or
                    Discontinuance dated February 26, 2001 by and among the State Attorneys General and The Reader's Digest Association, Inc.

Exhibit 99.1

FOR IMMEDIATE RELEASE


 READER'S DIGEST REACHES VOLUNTARY COMPREHENSIVE AGREEMENT WITH
                             STATE ATTORNEYS GENERAL


Pleasantville,  NY, March 9, 2001 - The Reader's Digest Association, Inc. (NYSE:
RDA, RDB) announced today that it has reached a voluntary comprehensive agreement with attorneys general for 32 states and the District of Columbia regarding standards for direct mail sweepstakes promotions. The company will promote consumer education and adopt standards for its sweepstakes promotions in the United States similar to those agreed to by other publishing companies.

"We are pleased to have participated in a process with the attorneys general that has helped establish broad industry standards for sweepstakes," said Michael A. Brizel, Vice President and General Counsel for Reader's Digest. "This agreement addresses concerns of the attorneys general, while at the same time enabling us to continue to mail sweepstakes promotions to the millions of consumers who enjoy them."

The agreement includes establishment of a consumer fund of approximately $6 million to be used at the discretion of the attorneys general for activities including consumer education efforts. In addition, the company will include a fact sheet in all sweepstakes mailings to educate consumers, which explains in detail how its sweepstakes work, and will modify the language and packaging it uses for sweepstakes promotions. The company also agreed to pay approximately $2 million in attorneys' fees.

The company is creating a specially designed system to help ensure that customers make fully informed buying decisions. This is part of an effort to send prize promotions only to the overwhelming majority of consumers who make responsible purchasing decisions. The system will safeguard consumers by monitoring purchase levels to detect unusual account activity and employ specially trained staff to speak with customers.

"Reader's Digest has established a reputation for integrity and earned the trust of millions of customers over the past 78 years by delivering quality products and excellent service," Brizel said. "We see this agreement as a further statement of that commitment."

The agreement includes formalization of a number of the company's existing standards, including many practices it has always followed, such as offering "Do Not Contact" procedures to enable consumers not to receive mailings.

Thomas O. Ryder, Chairman and Chief Executive Officer of Reader's Digest, said the direct costs related to the agreement will be fully covered by a reserve that the company had set up. "We anticipated this agreement and have planned for it," Ryder said.

Ryder added: "We expect little incremental effect on our business at Reader's Digest magazine, where we have made great progress in reducing dependence on sweepstakes.


We expect that any impact will be limited primarily to our U.S. Books and Home Entertainment business, where earlier this year we began to make promotional changes in anticipation of this agreement. Based on our experience in the United States and overseas following changes in the regulatory environment, we will see short-term declines in response rates resulting from the changes to promotions for U.S. Books and Home Entertainment. These declines could modestly affect our earnings for the balance of this fiscal year and next. As in the past, we anticipate that this will lessen as we develop and test new promotion packages."

Ryder said the agreement over time will help Reader's Digest plan its direct marketing programs by providing clarity as to how states interpret advertising law. "This will reduce our uncertainty about states' standards for compliance and make it easier for us to test and roll out new national direct-marketing programs," he said.

Reader's Digest has awarded $185 million in prizes to sweepstakes winners in the United States since introducing direct-mail sweepstakes in 1962. The company uses sweepstakes as one way to promote its products. No purchase is necessary to enter or win the company's sweepstakes. More than 80 percent of sweepstakes entries currently received by Reader's Digest in the United States are not accompanied by a purchase.

In addition, Reader's Digest has made strides in achieving its previously stated goal of diversifying its marketing channels, including increasing the use of alternatives to sweepstakes. These have included non-sweepstakes direct mail, telemarketing, free-standing inserts, direct response television and the Internet.



The Reader's Digest Association, Inc. (www.readersdigest.com) is a global publisher and direct marketer of products that inform, enrich, entertain and inspire people of all ages and cultures around the world. Revenues were $2.6 billion for the fiscal year ended June 30, 2000. Global headquarters are located at Pleasantville, New York.

This release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual future results and occurrences to differ materially from the forward-looking statements. The Reader's Digest Association, Inc.'s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K, contain a discussion of factors that could affect future results and occurrences. Reader's Digest does not undertake to update any forward-looking statements.

Exhibit 99.2
Assurance of Voluntary Compliance or Discontinuance


In the Matter of:
THE READER'S DIGEST ASSOCIATION, INC.
           Respondent.

              ASSURANCE OF VOLUNTARY COMPLIANCE OR DISCONTINUANCE

     This Assurance of Voluntary Compliance or Discontinuance ("Assurance") is entered into by the Attorneys General of the States of Alabama, Alaska, Arkansas, California, Georgia(1), Hawaii(2), Idaho, Illinois, Indiana, Kansas, Louisiana, Mississippi, Montana(3), Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Tennessee, Utah, Virginia, Washington, Wyoming and the Corporation Counsel of the District of Columbia(4) ("States," "Participating States," or "Attorneys General"), acting pursuant to their respective consumer protection statutes(5), and The Reader's Digest Association, Inc. ("RDA") as defined herein.

      As used herein, RDA shall refer to The Reader's Digest Association, Inc., its successors and assigns, and its wholly owned subsidiaries, which conduct or promote any sweepstakes, directed to persons residing in the United States.

STATES' POSITION
1. The statements contained in this "States' Position" Section represent the position of the States only, and RDA does not admit the truth of any of the statements contained in this "States' Position" Section.
2. RDA publishes and sells a variety of magazines, books, videos, audio tapes, music and other products through direct mail solicitations and other promotions sent to persons residing in the States. In offering this merchandise for sale, RDA uses various promotions including but not limited to Sweepstakes offers.
3. The States contend that certain RDA advertisements and advertising practices involving sweepstakes have been deceptive in that they have misled consumers as to the likelihood of a consumer winning a sweepstakes prize or as to the effect of a purchase on a consumer's likelihood of winning such a prize.
4. The States' position is that RDA's conduct as set forth above violates the States' consumer protection statutes set forth in footnote 5 hereof.

RDA'S  POSITION
1. The statements contained in this "RDA's Position" Section represent the position of RDA only, and the Attorneys General do not admit the truth of any of the statements contained in this "RDA's Position" Section.
2. RDA contends that its advertisements and marketing practices are and have been lawful and have not and do not violate any laws in any of the States including without limitation, the consumer protection statutes, the lottery laws, the sweepstakes, contest or prize and gift laws, and the game registration laws of any state. RDA contends that its advertisements and marketing practices are not and have not been deceptive and do not and have not had the tendency or capacity to mislead consumers in any manner, including without limitation, as to the likelihood of a consumer's winning a sweepstakes prize or the effect of a purchase on a consumer's likelihood of winning such a prize. RDA further asserts it has always been RDA's policy to clearly and conspicuously disclose the fact that no purchase is necessary and to clearly and conspicuously disclose and represent in a fair and accurate manner each entry's chances of winning. It has also been RDA's long-standing policy to provide a refund to any consumer who requests one, for any reason, at any time. RDA supports the stated goals of the States in pursuing clearly described and fair standards for sweepstakes promotions. RDA states that many of the standards for advertising and conducting sweepstakes set forth in the Assurance are consistent with RDA's long-standing advertising and marketing practices and policies.
3. RDA's position is that no consumer has been harmed as the result of any conduct by RDA respecting its sweepstakes or marketing practices and RDA contends that it does not and did not violate any state laws with respect to the advertising and marketing of its merchandise.

                       I. GENERAL AGREEMENTS

1. The parties have agreed to enter into this Assurance in order to resolve all issues raised during the States' inquiry. RDA is entering into this Assurance solely for the purpose of settlement, and nothing contained herein may be taken as or construed to be an admission or concession of any violation of law, or of any other matter of fact or law, or of any liability or wrongdoing, all of which RDA expressly denies, and the parties agree that neither party shall make any statement to the contrary. No part of this Assurance constitutes or shall be deemed to constitute an admission by RDA that it has ever engaged in any conduct proscribed by this Assurance. Further, to the extent that any changes in RDA's business, advertisements and/or advertising practices are made to achieve or facilitate conformance to the terms of this Assurance, such changes shall not constitute any form of evidence or admission, explicit or implicit, by RDA of wrongdoing or failure to comply with any federal or state statute or regulation or the common law. No part of this Assurance constitutes or shall constitute evidence against RDA in any action brought by any person(s) or entity of any violation of any federal or state statute or regulation or the common law, except in an action brought by a State to enforce the terms of this Assurance. There is no private right of action explicit or implicit, created by this Assurance to enforce the terms hereof, however, nothing in this Assurance shall be construed as a waiver of any individual's personal claims.

2. Each State acknowledges that execution of this Assurance constitutes a complete settlement and release of all claims, causes of action, damages, fines, costs and penalties which were asserted or could have been asserted on behalf of such State on or prior to the Implementation Date of this Assurance against RDA, and/or all of its subsidiaries and affiliates, past and present, and their past and present representatives, successors, administrators, employees, shareholders, officers, directors, boards of directors, attorneys, agents, servants, and assigns (all such released parties shall be collectively referred to as the "Releasees") under the above-cited consumer protection statutes or the civil application of any State's applicable lottery, sweepstakes, contest, prize and gift law, any game registration statute or any other law in any of the States relating to or based upon the subject matter of this Assurance, including but not limited to any matters arising out of any RDA communication that was disseminated prior to the Effective Date of this Assurance which relate to the subject matter of this Assurance (collectively the "Released Claims"). Each State agrees that such State shall not proceed with or institute any civil or administrative action or proceeding in any forum against Releasees based upon or relating to any Released Claims, including but not limited to any action or proceeding seeking restitution, injunctive relief, fines, penalties, attorneys' fees or costs. Notwithstanding the foregoing, the States reserve their individual rights to institute an action or proceeding to enforce the terms and provisions of this Assurance or to take action based on future conduct by the Releasees.

                            II.  ASSURANCES

A.    Definitions

      The following definitions shall be used solely for the purpose of in interpreting the terms of this Assurance:

           1. "Attached Mail" is material that is mailed with, but not bound into, a magazine, such as a bill, a statement of account, a magazine renewal/order form, a supplement formed by one or more printed sheets, or a label carrier as such terms are defined in United States Postal Service DMM C 200.1.4, 1.5 and 1.10 which qualify for the periodicals rate.

           2. The "Buying Won't Help You Win Message Title" means the following statement: "Buying Won't Help You Win." The "Buying Won't Help You Win Message Text" means a statement to the effect that a recipient will not improve his/her chances of winning through the purchase of any product from RDA and that the recipient's chances of winning without a purchase are the same as the chances of one who makes a purchase. The following statement, by way of example, but not limitation, would satisfy the requirements of this paragraph: "Your chances of winning without a purchase are the same as the chances of someone who buys something."

           3. A statement is "Clear and Conspicuous" if it is readily understandable and presented in such size, color, contrast, location and audibility, compared to the other matter with which it is presented, that it will be likely to be noticed and understood. If such statement is necessary as a modification, explanation or clarification to other information with which it is presented, it must be presented in close proximity to the information it modifies, in a manner so as to be readily noticed and understood.

           4. "Covered Communication" means a communication delivered by direct mail, by newspaper or magazine advertisement, or by television or radio broadcast media directed to individuals in any one of the participating States by RDA, or on behalf of RDA by an entity under RDA's complete control, that offers an opportunity to enter a Sweepstakes, refers to an RDA Sweepstakes or refers to the opportunity to enter an RDA Sweepstakes. Third party advertisements appearing in RDA magazines or other RDA publications shall not be considered "Covered Communications" hereunder. "Covered Communication" shall not include communications by RDA in response to consumer complaints or inquiries.

           5. "Direct Mail Covered Communication" means a Covered Communication addressed individually to a named recipient within the Covered Communication. It does not include television, radio or other similar advertisements not directed at a specific named individual or e-mail. It also does not include newspaper, magazine or other similar advertisements which are not themselves directed at a specific named individual even though the newspaper, magazine or other similar item may be addressed to a specific named individual.

           6. "Do Not Contact Request" means a written or oral request that Covered Communications or communications not be directed to a person, whether such request is received by RDA from the person, the person's spouse or other family member, the person's primary care giver, guardian, conservator, attorney or any person holding a power of attorney. Do Not Contact Requests include such requests submitted in writing to a law enforcement agency which are transmitted in writing by the law enforcement agency to and received by RDA.

           7. "Economic Necessity Message" means a statement to the effect that RDA may not regularly mail solicitation materials to persons who do not purchase or that it is unknown when in the future such persons will again receive solicitation materials.

           8. The "Entry Is Free Message  Title" means the following  statement:
      "Entry Is Free." The "Entry Is Free Message Text" means a statement to the effect that a recipient need not make a purchase in order to enter a Sweepstakes, that a method for entering without a purchase is provided in the Covered Communication and that the recipient should follow the instructions on how to enter without a purchase. The following statement, by way of example, but not limitation, would satisfy the requirements of this paragraph: "You don't have to buy anything to enter. Just mail the enclosed entry form as directed. You will be entered for each Prize offered in this mailing." The reference on how to enter without a purchase may be modified as necessary to provide accurate free entry instructions.

           9. "Odds of Winning," means in a Sweepstakes in which the chance of winning a particular prize depends upon the number of entries received, such as a random draw Sweepstakes, or a pre-selected number Sweepstakes in which unclaimed prizes are distributed by means of a random draw, the phrase "1 in XXX", where XXX equals the quotient of the best estimate, based upon prior experience with the Sweepstakes or similar Sweepstakes, of the number of entries to be received during the course of the Sweepstakes divided by the number of units of the prize to be awarded.

           10. "Official Rules" means the formal printed statement, however designated, of the rules for a Sweepstakes appearing in a communication. The Official Rules shall be placed in a location in the communication that may be retained by any person responding to the communication, prominently identified, and all references to them in the communication shall consistently use the designation for the Official Rules that appears in such communication.

           11. "Preselected Number Sweepstakes" means a Sweepstakes in which the winner is to be determined on the basis of a timely entry bearing a unique number or other identifier assigned to the entrant which matches a number or identifier selected in advance as the winning number or identifier for the Sweepstakes. In such a Sweepstakes, if the winning entry is not returned so that the winner is not determined on that basis, a winner must then selected by a random drawing from among all timely received entries.

           12. "Promptness Sweepstakes" means a Sweepstakes in which the winner is to be determined from among the other entrants in the Sweepstakes, in whole or in part, on the basis of how quickly the entrant returns his or her entry in relation to other valid entries.

           13. "Random Drawing Sweepstakes" means a Sweepstakes in which the winner is to be determined on the basis of a random selection from among eligible entries received by the end of the Sweepstakes.

           14. A statement is "Readily Understandable" if it is expressed in such common words, phrases or expressions, used in accordance with their common or ordinary usage and meaning, as to be easily understood.

           15. "Representation" includes express statements and the implications and inferences to be drawn from those statements, in the context in which they appear. A Representation may be made in writing, orally, by means of graphic symbols or elements, including but not limited to coded stamps, seals and colors, or in any other manner capable of conveying meaning. For the purposes of this Assurance, in determining the express or implied meaning of a Representation that appears from the outside of a mailing envelope, only matter visible without opening the envelope will be considered. In determining the express or implied meaning of any
      Representation, nothing in this definition shall be construed as establishing the legal standard for any Participating State, i.e., the standard in each Participating State shall be subject to the law of each Participating State .

           16. "Spiker" means a customer who meets all of the following conditions: (a) the customer account has been on RDA's files for at least five consecutive fiscal quarters; (b) the amount paid by the customer account in the immediately preceding fiscal quarter as a result of Covered Communications exceeds $500; and (c) the amount paid by the customer account as a result of Covered Communications during the immediately preceding fiscal quarter represents more than 2.5 standard deviations above the average amount paid by the customer account to RDA during the preceding four or more fiscal quarters (all preceding fiscal quarters except the immediately preceding quarter) as a result of Covered Communications. Such dollar amount may be indexed annually to the National Consumer Price Index as described in Paragraph B. Marketing Practices, 16B.

           17. "Sweepstakes" means any contest, giveaway, drawing, or other enterprise or promotion in which items are awarded to participants by chance or random selection.

           18. "Sweepstakes Prize" or "Prize" means an item or cash amount awarded in a Sweepstakes. It does not include one or more similarly valued items or items or cash amounts of nominal value that are distributed to all or substantially all recipients of a Covered Communication.

           19. The "You Have Not Yet Won Message Title" means the following statement: "You Have Not Yet Won. All entries have the same chance of winning." The "You Have Not Yet Won Message Text" means a statement to the effect that the winner of the Sweepstakes will not be known until the termination of the Sweepstakes. The following statement, by way of example, but not limitation, shall satisfy the requirements of this paragraph: "No one will know who the winner is until after the sweepstakes ends."

B.     Marketing Practices

1.A. Winner Representations. RDA shall not represent in a Covered Communication that the recipient has won or unconditionally will be the winner of a Sweepstakes
      ("Unconditional Winner Representation") unless:

      a. such person or their entry has won or will be determined to be the winner of the prize,

      b. the Representation is not false, deceptive or misleading, and

      c. the Prize and its value are clearly and conspicuously disclosed in the Representation itself.

1.B. RDA shall not represent in a Covered Communication that the recipient has won, is a winner, or will become a winner upon the satisfaction of some condition or the occurrence of some event or other contingency ("Conditional Winner Representation"), unless:

      a. Such Representation contains within it all material conditions (the "Qualifying Conditions") needed to make it truthful and not misleading, including but not limited to the conditions that the recipient has and returns the winning number or must be selected as the winner in order for the recipient to be determined as the winner.

      b.   The Qualifying Conditions must be:
           (i)  stated in Readily Understandable terms,
           (ii) presented in such a manner that they are an
                integral part of the Conditional Winner Representation and not separated from the remainder of the Representation by intervening words, graphics or colors or blank space in excess of the spacing and formatting being used within the Representation,
           (iii)made in terms, syntax, and grammar that are as simple and easy to understand as those used in the remainder of the Conditional Winner Representation, and
           (iv) presented in such a manner that they appear in not less than 100% of the type size and in the same type face, color, style, and font as the remainder of the Conditional Winner Representation, and

      c. Neither the Conditional Winner Representation nor any conditional phrases, terms, or statements necessary to make it truthful uses the present or past tense in referring to the recipient as a winner, or otherwise represents that the recipient is presently a winner or has already won.

1.C. RDA shall not represent in a Covered Communication that the recipient may be or could be or may or could become a winner, or make any similar inherently conditional representation concerning the recipient's status as a winner ("Inherently Conditional Winner Representation") unless:

           (i)  the Representation clearly conveys in Readily
                Understandable terms that the recipient has not
                yet won such as by use of the terms "may" or
                "could";
           (ii) the inherently conditional words or phrases are presented in such a manner that they are an integral part of the Representation and not separated from the remainder of the Representation by intervening words, graphics or colors or blank space in excess of the spacing and formatting being used within the Representation;
           (iii)the inherently conditional words or phrases are made in terms, syntax and grammar that are as simple and easy to understand as those used in the Representation;
           (iv) the inherently conditional words and phrases appear in not less than 100% of the type size and in the same type face, color, style and font as the remainder of the Representation. For example, the phrases "[Recipient] may win $1,000,000" and "[RECIPIENT] MAY WIN $1,000,000" satisfy the above requirement. Those phrases presented as "[RECIPIENT] may win $1,000,000" or "[RECIPIENT] may be our next $1,000,000 WINNER" would not satisfy the above requirement;
           (v) the inherently conditional words, phrases, or statements shall not use the past tense in referring to the recipient as a possible winner.

1.D. RDA shall not misrepresent the recipient's status as winner or a potential winner.

1.E. A general Representation, such as that an entry is necessary to win, that is clearly applicable to all recipients of the communication is not subject to the requirements of this paragraph.

2. Representation of Prize and Related Terms. RDA shall not, in a Covered Communication in which it offers one or more similarly valued items or items of nominal value to all or substantially all recipients of the communication:
      a. represent that such items are Prizes or awards or are otherwise distributed by chance,
      b. use terms such as Sweepstakes, contest, or drawing to describe the process by which such items will be distributed or otherwise represent that such process involves a distribution by chance, or
      c. use the terms winner, luck, lucky, congratulations or other similar terms in such a manner as to indicate good fortune in the Sweepstakes or otherwise represent that the recipient has a special status in the Sweepstakes.

3. Representations of Winner Characteristics. RDA shall not represent in a Covered Communication that:
      a. any particular characteristics of the recipient of the communication, including any characteristics shared with one or more past winners, indicates a greater likelihood of winning a Prize than is in fact the case.
      b. any particular characteristic of the recipient affects the likelihood of winning a Prize in a Sweepstakes.
      c. the recipient has a greater likelihood of winning one of the Prizes offered in the communication than is in fact the case by including in a Covered Communication a listing of the names of individuals who have already won other Prizes in the Sweepstakes being referred to in the Communication, or in another Sweepstakes, together with a representation of the specific prize they have won if such listing also includes within it, the recipient's name as part of that list, unless the recipient has been determined to be the winner of that Prize.
      d. the recipient is more likely to win one of the Prizes offered in the communication than is in fact the case by representing that: "Only x% of the people on our mailing list have been sent this sweepstakes opportunity" or "Only x% of the people in your [state/geographic region] have been sent this sweepstakes opportunity." Provided, however, nothing herein prevents RDA from conducting a Sweepstakes in which residents of a specific state(s) or specific geographic region(s) are the only persons eligible to win and from representing that fact.

      General statements to the effect that previous winners of RDA Sweepstakes entered the Sweepstakes they won, and that a person must also enter to win, and general statements to the effect that a person has been chosen or selected to enter the Sweepstakes are not subject to this paragraph 3, provided such representations are otherwise in compliance with the provisions of paragraph 9 of this Assurance.

4. Representations of Chance of Winning. RDA shall not misrepresent in a Covered Communication the chances of winning a Prize. When any representation is made concerning the chances of winning that is true only with regard to some Prizes but not others, each Prize to which the representation applies, and its value, shall be clearly and conspicuously identified, within the representation itself. General representations that it is possible to win a Prize do not constitute representations concerning the chances of winning.

5.    Requests for Information or Action.  RDA shall not request in a Covered Communication that the recipient return
      information or a document (other than an entry form) that
      would be of use or is represented as being of use only in
      the event the person has won a Sweepstakes Prize, unless the recipient has been determined to be the winner of the
      Prize.  Examples of prohibited requests include but are not limited to:
      a.   a request for information concerning a person's
           whereabouts at the time the Prize is to be awarded;
      b.   a request for information concerning a person's
           preferences for events relating to the awarding of a
           Sweepstakes Prize;
      c. a request for a person to execute a document or agreement, such as a release or publicity document, or a confidentiality agreement, that creates or is represented as creating duties or obligations or other
           commitments   arising  out  of  or  related  to  the  awarding  of  a
           Sweepstakes Prize; or
      d. a request for information concerning a person's preferences regarding characteristics of the Prize to be awarded, such as the color of a vehicle, unless:
           (i) either (A) such information is actually retained by RDA so that it may be used by RDA if the recipient is determined to be the winner or (B) the response to the request is clearly optional, and
           (ii) such request (A) does not misrepresent the recipient's chances of winning, and (B) either (i) includes a clear and conspicuous disclosure of the "You Have Not Yet Won" Message Title or (ii) is presented in such a manner that it is clearly being made of all recipients.

           So long as the request is otherwise in compliance with subparagraphs a., b., c., and d., and all of the other provisions of this Assurance, RDA may request information concerning the recipient's eligibility to enter and win the Sweepstakes or it may request the completion of an entry requirement or the use of a device that is required for entry.

6. Representations Relating to Distribution of Prizes. RDA shall not represent in a Covered Communication that Sweepstakes Prizes are distributed in anything other than a random manner, including, but not limited to, representations that Sweepstakes Prizes are more likely to be won by persons with particular characteristics or residing in a particular geographic location, unless that is
      the case.   This paragraph does not prohibit RDA from making
      truthful statements about past Sweepstakes winners or about the Sweepstakes entry or judging procedures so long as the statement is otherwise in compliance with the provisions of this paragraph.

7. Use of Simulated Checks and Similar Devices. RDA shall not use in a Covered Communication a personalized simulated check or other payment device, such as a depiction of a deposit slip or electronic funds transfer receipt, to represent any Sweepstakes Prize that the recipient has not already been selected to receive in such a manner as to:
      a. represent that the recipient has won, is likely to win, or otherwise misrepresent the likelihood of the recipient winning any Sweepstakes Prize, or
      b. represent that an original of the personalized simulated item actually exists or otherwise misrepresent that the simulation is other than a graphic representation of the Prize or Prizes available to the winner of the Sweepstakes.

      RDA shall clearly and conspicuously include on the face of any personalized simulated check or other payment document the statement, "You Have Not Yet Won" and, additionally, in the case of a simulated check, the following statement "This is Not a Check."

8.    Use of Devices Appearing to Involve Chance.  RDA shall not in a Covered Communication that uses a scratch card, game
      piece or similar involvement device to convey information
      about a person's eligibility for or status in a Sweepstakes:
      a.   represent that there is an element of chance as to
           whether the device has been distributed to the recipient if the same or substantially the same device is distributed to all or substantially all persons receiving the Covered Communication, or that the information conveyed by the device about the person's eligibility or status in the Sweepstakes has been determined on the basis of chance if the device distributed to all or substantially all recipients of the Covered Communication contains the same information.
      b. represent that the recipient has an enhanced status in the Sweepstakes that is superior to the status of other recipients of the Covered Communication by virtue of having received the device, unless that is the case.
      c. represent in a Covered Communication that certain Prizes are only available to persons possessing a particular scratch card, game piece or other device contained in a communication, unless that is the case.

9.    Representations of Enhanced Status
      a. RDA shall not, unless otherwise in accordance with the requirements of this paragraph, represent in a Covered
           Communication that a person or sweepstakes entry has an enhanced chance of winning in a Sweepstakes compared to other persons or entries competing for the same prize;
           that a person or sweepstakes entry is a member of a limited or select group with an enhanced chance of winning as compared to other persons or entries competing for the same prize; that a person or sweepstakes entry is a member of a limited or select group different from other recipients of that Covered
           Communication, unless such is the case; or that a person's status or entry's status in the sweepstakes has improved compared to other entrants or entries competing for the same prizes in the Sweepstakes. Such representations include, but are not limited to, the following representations:
           (i) that other entrants or entries competing for the same prizes in the Sweepstakes have been disqualified or eliminated from further participation in the Sweepstakes or that the pool of entrants competing for the same prizes in the Sweepstakes has been reduced;
           (ii) that the recipient is now closer to winning than ever before;
           (iii)that the recipient is a finalist, or is tied with other entrants in the Sweepstakes; or
           (iv) that the recipient is in the final round of the Sweepstakes or that the Sweepstakes is in its final round.

      b.   RDA may, subject to the provisions of this Assurance:
           (i)  represent if true, that the recipient has been
                entered in the Sweepstakes, is eligible to enter
                the Sweepstakes, or has won the Sweepstakes;
           (ii) make representations with respect to the recipient being selected to receive magazine or product offers contained within the communication;
           (iii)make general representations to the effect that the recipient has been selected to receive a Sweepstakes entry; and
           (iv) if it offers a prize or enhancement to a prize that is only available to a winning entrant from a specified communication or a specified group to which opportunities to enter a specific sweepstakes is offered, truthfully state that fact in a manner which does not misrepresent the recipient's likelihood of winning, provided the basis upon which such prize or enhancement to the prize will be offered is clearly and conspicuously disclosed.

      c. This paragraph does not apply to a Sweepstakes in which a Sweepstakes Prize opportunity is only available to persons who have been selected from among those who have previously entered the Sweepstakes and who constitute a minority of those who have previously entered the Sweepstakes and does not address the question of whether RDA can legally conduct such a Sweepstakes. If RDA conducts such a Sweepstakes, the manner in which the Sweepstakes is operated may be described but the Sweepstakes itself and all representations relating or referring thereto must otherwise comply with all other provisions of this Assurance and applicable state law.

      d. The provisions of this Paragraph 9 shall not apply to representations concerning the internal actions and procedures taken by RDA leading to the selection of names to receive a mailing and/or the distribution of mailings to recipients of a Covered Communication. If RDA makes any representation concerning the internal actions and procedures taken by RDA, such representations shall comply with all other provisions of this Assurance and applicable state law.

10. Representation of Personal Feelings, Relationships or Actions. RDA shall not misrepresent in a Covered Communication, through dramatization (of, for instance, fictitious conversations or meetings which purportedly will or have taken place which specifically refer or relate to the recipient and Sweepstakes) or otherwise, that its employees or others, real or fictitious, acting on its behalf, have personal beliefs or feelings concerning the recipient's chances of winning the Sweepstakes compared to other entrants in the Sweepstakes or a personal relationship specifically with the recipient in connection with a Sweepstakes, including, but not limited to, representations that (a) they have a shared interest in the recipient winning the Sweepstakes, (b) they have an opinion that the recipient deserves to win, (c) they have taken or will take any action specifically on behalf of the recipient in order to enhance that recipient's chances of winning a Sweepstakes, or (d) they have refrained or will refrain from taking any action relating to the recipient in order to enhance the recipient's chances of winning. The foregoing does not prohibit general expressions of good will toward the recipient or customers as a group provided that the expression does not relate to the recipient's chances of winning compared to other entrants in the Sweepstakes.

11. Representations Relating to Delivery of Communication. RDA shall not represent that a Covered Communication is being delivered by any method other than pre-sorted standard mail (so-called " bulk mail") or whatever term is then used by the United States Postal Service to designate such reduced rate commercial mail service, or from any source other than RDA, or an authorized agent of RDA, unless that is the case, or otherwise misrepresent the manner in which it is delivered. Examples of such representations include:
      a. representing that the method of delivery is monitored or urgent, or that delivery is being made by courier, express, overnight or hand delivery, or by registered or certified mail; or
      b. using stamps, labels, symbols, or other elements which are substantially similar as to be likely to cause confusion to indicia or forms used by the United States Postal Service or a government agency to designate a class or method of delivery or the source of the mailing, or which are substantially similar as to be likely to cause confusion to indicia or forms owned or controlled as intellectual property or exclusively licensed to or by, a private courier or delivery service, a financial institution, or an entity of the same character and used by it to designate a class or method of delivery or the source of the mailing, unless the element is genuine and required or authorized by such other entity or the method of delivery is in fact via the class or method of delivery designated by the stamps, labels, symbols or other elements or unless the source of the mailing is in fact as designated by the stamps, labels, symbols or other elements.

      Statements not related to the delivery or the method of delivery of the communication, such as references to the importance of the contents or the urgency of the contents of the communication, are not covered by this paragraph.

12. References to Regulations. RDA shall not make reference to any law or regulation pertaining to the use of the mail or to the operation of a Sweepstakes which appears from the outside of an envelope in which a Covered Communication delivered by mail is contained, if any such reference or statement associated with such reference is not true, refers to penalties or criminal prosecution or if such reference is used in a manner to misrepresent the source of the mailing or any government approval or endorsement, unless such statement and such placement are required by law.

13A. Method of Entry. All Covered Communications offering Sweepstakes entry opportunities shall provide a free method of entry for entering the Sweepstakes. All Covered Communications shall clearly and conspicuously display the statement: "Purchasing Will Not Improve Your Chances of Winning." In those cases where the statement "Purchasing Will Not Improve Your Chances of Winning" is displayed on the entry device as opposed to the order device, and there are separate entry devices for purchasers and non-purchasers, the statement "Purchasing Will Not Improve Your Chances of Winning" shall be displayed on both the Entry Device for purchasers and for non-purchasers. In those cases where the free method of entry does not involve a printed device, such as a toll-free telephone method of entry, the instructions for use of the free method of entry shall clearly and conspicuously display or state the statement "Purchasing Will Not Improve Your Chances of Winning."

13B. The requisites and methods of entry afforded to non-purchase entrants pursuant to paragraph 13A shall be comparable in ease of use to the requisites and methods of entry afforded to purchase entrants. In particular:
      a. Any requirement that information be provided by non-purchase entrants, including any requirement that information be hand-written, shall be comparable in ease of execution to the corresponding requirement for purchase entrants;
      b. RDA shall not require non-purchase entrants to incur any expense unless such expense is comparable to that required of purchase entrants; and
      c. If RDA provides an entry device for purchasers that uses a method, form, sticker, or any other textual or graphic device to assist purchase entrants to provide the information necessary to enter, then RDA shall provide a comparably easy to use method, form, sticker, or other textual or graphical device to assist non-purchase entrants to provide the same information necessary to enter. Any instructions for the use of such methods, forms, stickers, or devices provided for use by both purchase entrants and non-purchase entrants shall include equivalent instructions for both purchasers and non-purchasers. Instructions for the use of such methods, forms, stickers, or devices by both purchase entrants and non-purchase entrants shall be as complete and easy to understand as the instructions for purchase entrants.

13C. All Covered Communications offering Sweepstakes entry opportunities shall contain complete, clear and conspicuous and Readily Understandable entry instructions for purchasers and for non-purchasers. In those cases where there are different entry instructions for purchasers and non-purchasers, RDA shall include in the Covered Communications a clear and conspicuous disclosure of both entry instructions either on the same device or in the same location in the Covered Communication.

14. Sweepstakes Facts. RDA shall include in all Covered Communications addressed to specific named individuals in the Participating States and in all other Covered Communications that contain both a Sweepstakes entry opportunity and an offer of merchandise for sale or a request to pay for merchandise already purchased, the Sweepstakes Facts as described in this paragraph 14 and as set forth in Exhibit "A" attached hereto. The Sweepstakes Facts shall be presented in the same format as the sample Sweepstakes Facts set forth in Exhibit "A" which is attached hereto. To the extent there is any conflict between the text of this paragraph and Exhibit "A," Exhibit "A" shall control except for the size specifications in Subparagraphs 14.b. and 14.c. This paragraph shall not apply to any Communications delivered by television or radio broadcasts. Except for subparagraph 14.c. this paragraph shall not apply to postcard type mailings that do not have an outer envelope or to Attached Mail. Except for subparagraph 14.d., this paragraph shall not apply to Covered Communications contained in newspapers or magazines.

      a. The Sweepstakes Facts shall appear in a printed box which shall contain:
           (i)  the Buying Won't Help You Win, Entry is Free, and
                You Have Not Yet Won Message Titles and Texts printed in the type size specified in this Paragraph 14 and not overlaid with any graphic design, text or color from outside the box; and
           (ii) an odds statement which is presented in a grid format and sets forth the following information: a column identifying the Prize of greatest value in each Sweepstakes into which entry is offered and either a list of or a description of any other Prize(s) specifically identified in the Communication (unless the Prize is only listed in the Official Rules); if not clear from the identification of the Prize, a column identifying the Prize's value; a column stating the quantity of Prizes offered; a column stating the Odds of Winning the Prize; and a column stating the Final Closing Date of the Sweepstakes. The name or identifying number of any Sweepstakes into which entry is offered may, at RDA's discretion, also be presented in a separate column so long as the information contained within each column in the box remains clearly distinct and can be easily read.
      b. In all Direct Mail Covered Communications which are required to include the Sweepstakes Facts pursuant to this paragraph 14, the Sweepstakes Facts shall be printed and appear on a free standing insert in the following manner: The insert shall be at least 5 X 7 inches, or if the envelope in which it is mailed is smaller than 61/8 inches by 11 1/2inches, at least 3 X 5 inches. The insert shall contain no other matter on the side bearing the Sweepstakes Facts and no matter other than the RDA logo, company name, address, copyright symbol and/or the Official Rules for the Sweepstakes on the reverse side. The "Sweepstakes
           Facts" Title shall be printed in 24 point bold face type and the Message Titles shall be printed in 14 point bold face type in inserts 5 inches by 7 inches, and the Sweepstakes Facts Title shall be printed in 20 point bold face type and the Message
           Titles shall be printed in 12 point bold face type in inserts 3 inches by 5 inches. The minimum type size for all text, except for the foregoing will be (i)
           10 point type in communications mailed in an outer envelope of the size of 61/8 inches by 11 1/2inches or less, or (ii) 12 point type in communications mailed in larger outer envelopes and shall include the Buying
           Won't Help You Win, Entry Is Free, and You Have Not Yet
           Won Message Texts. The insert may be folded horizontally if necessary to fit it within the envelope, but only if it is folded no more than is necessary to fit it within the envelope in which it is mailed. If the insert is folded it shall be folded with the Sweepstakes Facts facing out.
      c. In all Direct Mail Covered Communications which are required to include the Sweepstakes Facts pursuant to this paragraph 14, the Sweepstakes Facts shall also appear on or immediately adjacent to the Official Rules in all Covered Communications containing Official
           Rules.  The Sweepstakes Facts in the Official rules
           (the "Rules Sweepstakes Facts") shall be printed in a contrasting typeface at least as large as the largest typeface otherwise used in the text of the Official
           Rules and in any case in a type size that is at least
           (i) 8 point type for Message Texts and 10 point type for Message Titles, in communications mailed in an outer envelope of the size of 61/8 inches by 11 1/2inches or less, or (ii) 10 point type for Message Texts and 12 point type for Message Titles, in communications mailed in larger outer envelopes, and shall otherwise be presented in the manner described in subparagraph
           (a). The Rules Sweepstakes Facts shall appear in a box which will be clearly distinct from any other matter and separated by (i) at least 1/8 inch of clear space from any other matter. The box shall contain no matter other than matter required by this paragraph and will not be overlaid with any graphic design, text or color from outside the box. The background of any box appearing in the Official Rules will be in a color or shade that contrasts with that of the surrounding area and which contrasts with the text in the box in such a manner that the text is clearly distinct from the background and easily read.
      d. In all Covered Communications contained in newspapers or magazines that contain both a Sweepstakes entry opportunity and an offer of merchandise for sale, the Sweepstakes Facts shall be presented in the manner described in subparagraph 14.a. and shall be clearly and conspicuously displayed either in the main body of the communication or in or immediately adjacent to, the Official Rules or similar Consumer Disclosure section.
      e. RDA shall establish and maintain reasonable procedures and shall reasonably instruct vendors as necessary to place the Sweepstakes Facts insert in the envelope in which the communication is mailed such that it is the document which is placed furthest from the side of the envelope on which the recipient's address appears and the heading "Sweepstakes Facts" faces away from the recipient's address. Infrequent or inadvertent failures to comply with this placement requirement, and/or infrequent or inadvertent failures by RDA's vendor(s) to comply with RDA's instructions and procedures, shall not constitute breaches of this Assurance. Notwithstanding the foregoing, this subparagraph 14.e. shall not apply to any communication on which the Official Rules appear on the outer envelope, provided that the statement of the odds in the Rules Sweepstakes Facts appears in 12 point type or larger.

15. Internet Disclosures. RDA shall clearly and conspicuously set forth the Sweepstakes Facts, including all Message Titles and Texts, in the format set forth in Exhibit A, for all Sweepstakes promoted on a RDA Internet web site. The availability of the Sweepstakes Facts shall be disclosed to viewers of such a RDA web site prior to their placing an order or entering a Sweepstakes by means of a conspicuous icon clearly identified as "See Sweepstakes Facts" which appears on all order pages on which a Sweepstakes is referenced, on all entry pages and on all other pages on which a specific Sweepstakes or a specific Sweepstakes Prize is the primary and dominant subject of the page (but not including general references to Sweepstakes or winning in general). For purposes of this paragraph, "pop-ups," banner advertisements and other similar elements that cover only a portion of the screen viewed by the viewer shall be treated as only a part of the "page," and do not themselves constitute a separate page. The Sweepstakes Facts shall be presented either as (i) a separate web page, or (ii) as part of the Official Rules web page of the site. If the "Sweepstakes Facts" are presented as a separate web page, the "See Sweepstakes Facts" icon shall immediately take the viewer to the Sweepstakes Facts web page. If the "Sweepstakes Facts" are presented as part of the Official Rules web page, the "See Sweepstakes Facts" icon shall immediately take the viewer to that section of the Official Rules web page on which the Sweepstakes Facts are presented.

16. High Activity Customer Contacts. RDA shall establish and maintain procedures, designed to accomplish the following:

(a)             RDA shall review its customer records within 60
                days following the end of each of its fiscal
                quarters to identify any customer account that
                meets any of the following criteria:
                (i)  For a customer account that has been on RDA's
                     files for less than five consecutive  fiscal quarters,  the customer account has as a result of Covered  Communications paid to RDA more than Seven Hundred Fifty ($750.00) Dollars during the preceding fiscal quarter; such dollar amount may be indexed annually to the National Consumer Price Index as described in paragraph 16B.
                (ii) The customer account meets the definition of
                     a Spiker; or
                (iii)For a customer  account that has been on RDA's files for at
                     least  five  consecutive  fiscal  quarters,   the  customer
                     account has, as a result of Covered  Communications paid to
                     RDA  more  than  Three  Thousand  ($3,000)  Dollars  in the aggregate  during the  preceding  twelve (12) month period;
                     such dollar amount may be indexed  annually to the National
                     Consumer Price Index as described in paragraph 16B.
             In calculating   whether  a  customer  account  meets  any  of  the
                foregoing criteria, RDA need not include the value of purchases made by a customer from businesses acquired or started by RDA after the execution of this Assurance. If RDA elects not to include the value of such purchases, the parties agree to negotiate in good faith to determine whether, and if so, what criteria should be applied to purchases from such businesses.
           (b) RDA shall within sixty (60) days following the end of each fiscal quarter, mark as an account not to be mailed Covered Communications ("suppressed") each Customer Account identified pursuant to any of the criteria set forth in paragraph 16(a) unless and until RDA has contacted such customer account in accordance with the procedures set forth in Paragraph 16(c) to determine whether the individual meets any of the following criteria: (a) is generally disoriented or incoherent, (b) persists in the belief that buying will help him/her win, (c) is making excessive orders in relation to his or her means, (d) does not have the equipment necessary to utilize items purchased for personal use, (e) exhibits a consistent lack of awareness or use of multiple product orders, or (f) meets such other criteria for suppression of Covered Communications as RDA may elect to add to this list from time to time based on its experience in implementing the procedures set forth herein.
           (c) If RDA decides to contact any customer account identified pursuant to paragraph 16(a) to determine whether the individual meets any of the criteria for suppression set forth in paragraph 16(b), RDA shall ensure that there is a set of standardized questions to be used as part of such contact (the "Core Questions") and that the Core Questions are designed in conjunction with an independent expert. RDA shall further ensure that the Core Questions are reviewed by a multi-disciplinary committee comprised of members of RDA Legal, Customer Service, Business Redesign, Database Marketing and Internal Audit functions. The Core Questions to be used during the next interview period will be made available upon request to any Participating State. RDA shall in good faith consider any reasonable suggestions made by a Participating State with regard to the content of the Core Questions, however, the final decision as to the content of the Core Questions shall rest with the RDA multi-disciplinary committee.
           (d) If RDA decides to contact any customer account identified pursuant to paragraph 16(a) to determine whether the individual meets any of the criteria for suppression set forth in paragraph 16(b), then
                (i)  If, upon contacting a customer account identified  pursuant to Paragraph 16(a), RDA determines that the individual does not meet any of the criteria for  suppression  set forth in
                     Paragraph 16(b),  RDA may remove the suppression  status on the individual's  account which indicates that the customer account is not to be mailed Covered Communication;
                (ii) If, upon contacting a customer account identified  pursuant to Paragraph  16(a),  RDA  determines  that the  individual meets  any of the  criteria  for  suppression  set forth in
                     Paragraph   16(b),   RDA   shall   permanently   mark   the
                     individual's account as an account not to be mailed Covered
                     Communications and shall either (a) block all future orders received  as a result of  Covered  Communications  from any such individual,  or (b) refrain from billing such customer account for future  orders  received as a result of Covered
                     Communications  or  (c)  automatically  refund  any  monies
                     received   from  future  orders  as  a  result  of  Covered
                     Communications.
                (iii)Additionally,  unless RDA  actually  makes  contact  with a customer  account  identified  pursuant to Paragraph  16(a)
                     within  sixty  (60) days  following  the end of the  fiscal quarter to determine in accordance  with the procedures set forth in Paragraph  16(c) whether the individual  meets any of the  criteria set forth in  Paragraph  16(b),  RDA shall treat such  non-contacted  customer  account as if RDA were able to make  contact  and  determine  that the  individual meets at least  one of the  criteria  for  suppression  set forth in Paragraph 16(b). If at some later date RDA is able to make actual contact with such  previously  non-contacted individual  customer  account and  determine in  accordance with the  procedures  set forth herein that the  individual does not meet any of the  criteria  set forth in  Paragraph
                     16(b),  RDA  may  remove  the  suppression  status  on  the individual's  account which  indicates  that the account is not to be mailed Covered Communications and shall no longer be required to either block orders, refrain from billing or
                     refund   monies   received   as   a   result   of   Covered
                     Communications.  Notwithstanding  anything contained herein to the  contrary,  RDA shall not be required to contact any
                     Customer  Account more frequently than two times during any one fiscal year.
           (e)  In the event  that RDA  determines  based on its  experience  in implementing the foregoing procedures that adjustments or modifications to these procedures are appropriate, then RDA may request that the Participating States modify such procedures. The Participating States shall make a good faith evaluation of the circumstances and shall make a prompt decision no more than ninety (90) days following RDA's requests. The decision on whether to modify the foregoing procedures of this Assurance shall rest solely with the Participating States, however, the Participating States will not unreasonably deny a request for such modification. At least thirty (30) days prior to effective date of this paragraph, RDA shall provide to the Attorneys General of the States of California, New York and Ohio a copy of the Core Questions it intends to ask customer accounts identified pursuant to Paragraph 16(a), if RDA decides to make such contact. No Core Questions other than these shall be included as part of the contact of such customer accounts, provided, however that nothing herein shall be deemed to preclude RDA from asking appropriate follow-up questions of any individual provided such questions are not intended to sell or promote any sweepstakes or product. Provided, however, the Core Questions shall be designed solely to determine whether an individual meets any of the criteria in 16(b) and the Core Questions and any follow-up question or response by RDA shall not be used to entice the individual to buy any product or enter any sweepstakes then or in the future. If at some time after submission of the initial questions, RDA decides that it wishes to change the Core Questions it will ask customer accounts which are identified pursuant to Paragraph 16(a) following the completion of the next fiscal quarter, it shall provide at least thirty (30) days prior to use to the Attorneys General of the above referenced states a copy of the changed Core Questions it intends to ask customer accounts identified pursuant to Paragraph 16(a).

 f) RDA shall perform its first review of customer records in the manner set forth in the provisions of this Paragraph 16 beginning with the period which is the end of the first fiscal quarter of RDA's Fiscal Year 2002 (October 1, 2001). Following the first contact period with customer accounts after this Paragraph 16 becomes effective, and following the second and third such contact periods, RDA shall provide to the Attorneys General of the states identified in Paragraph 16(e), information showing the total number of customer accounts which were attempted to be contacted in each Participating State, the total number of customer accounts in each such state which were marked as an account not to be mailed Covered Communications because the account met any of the criteria set forth in Paragraph 16(b), the total number of customer accounts in each such state which were marked as an account not to be mailed Covered Communications because RDA could not make contact with such account, and the total number of customer accounts in each such state which were not permanently marked as an account not to be mailed Covered Communications because RDA determined that such account did not meet any of the criteria set forth in Paragraph 16(b). Following the providing of these three reports, RDA shall make the same information available following each contact period to any Participating State which requests such information for a specific contact period, for a period of five years following the Effective Date.

16A. RDA shall on a semi-annual  basis,  within  forty-five  days following the end of each fiscal quarter, mail by first class mail in a plain white business envelope a letter to the address shown on each customer account which has paid $1,000 or more during the preceding two (2) fiscal quarters as a result of Covered Communications to inform recipients that there is no need to make any purchase of any product(s) from RDA in order to enter the Sweepstakes, that making a purchase will not improve a recipient's chances of winning a sweepstakes prize and that all entries have the same chance to win regardless of whether or not they are accompanied by an order. The letter will not provide any sweepstakes entry or order opportunities or promote specific future sweepstakes opportunities. RDA shall not be required to send this letter to any customer account that has been contacted\pursuant to paragraph 16(c) during the preceding six month period.

 16B. In January 1, 2002 and in each succeeding January 1, pursuant to RDA's discretion, the dollar amounts set forth in Paragraphs 16(a) and 16A may be increased to take into account the increase in the price index and the resulting amount shall be the yearly or quarterly number cap for the ensuing year. Specifically, on or before December 15 of each year, RDA shall determine the increase in the Price Index for all urban consumers as published by the United States Bureau of Labor Statistics or any successor index ("CPI") from the preceding year by deriving a fraction the numerator of which shall be the CPI as of September 30 of each year in which the computation is being made and the denominator of which shall be the CPI as of September 30 of the preceding year. The resulting fraction shall be multiplied by the yearly or quarterly number cap for the year in which the computation is made and the resulting amounts shall be the yearly or quarterly number cap for the ensuing year.

17. Subscription Fulfillment. RDA shall not fulfill an order from a Covered Communication for a subscription to a magazine or other publication sold by RDA: (i) if fulfilling such order will result in subscriptions of the magazine or publication being delivered to the person for a period exceeding five (5) years; or (ii) if fulfillment of their order will result in multiple subscriptions of the same magazine or publication being delivered to the person, unless upon receipt of such order, RDA notifies the person, that fulfillment of their order will result in the subscription extending beyond five years or in multiple subscriptions and informs the person of the opportunity to cancel and not be charged for that order. Such notice shall not offer an opportunity to enter a Sweepstakes, refer to a Sweepstakes or refer to an opportunity to enter a
    Sweepstakes; provided, however, that RDA shall not be prohibited from including in such notice a statement to the effect that "No Purchase Is Necessary to Enter a Sweepstakes" when such a statement is required by the Magazine Publishers of America Association or other industry guidelines. For purposes of this provision, subscriptions ordered in response to Non-Covered Communications and gift subscriptions shall not count towards the five (5) year limit or as a multiple subscription and shall be exempt from the provisions of this paragraph.


 18. Automatic Renewal of Subscriptions. RDA shall not automatically renew any subscription or offer any automatic subscription renewal service unless at the beginning of the subscription, the subscription offer: (i) affirmatively notifies a prospective subscriber in a clear and conspicuous manner that by agreeing to the subscription offer the person also agrees to such renewal or automatic renewal of the subscription and (ii) clearly and conspicuously discloses all material terms of the renewal or automatic renewal feature of the offer either on the front or reverse side of a document or device which the recipient must act upon or return in order to make a purchase, provided, however, that if the disclosure is made on the reverse side of the document or device, there shall be a statement on the front of the document or device referring the person to the reverse side for details and such statement shall expressly refer to the automatic renewal feature of the offer. In addition, if RDA elects to assign a title to the summary of terms which shall include the automatic renewal feature of the offer, such title shall also expressly refer to the automatic renewal feature of the offer by including within the title the terms "automatic renewal" or "continuous renewal" or other similar terms signifying that the subscription will be renewed without further action by the consumer. Any time the automatic renewal feature is referred to by its title, it shall be referred to by the same title. If a subscription is sold with an automatic renewal feature, RDA shall send notice of the intent to renew the subscription at least 30 days before actually renewing the subscription. Such notice shall inform consumers that they can cancel at any time and provide instructions on how to do so. Such notice may not provide a consumer another opportunity to enter a Sweepstakes. RDA shall also indicate with its first bill for an automatic renewal of a subscription that consumers can cancel without incurring any charges and provide instructions on how to do so. RDA shall not attempt to collect money from consumers for automatic subscription renewals which do not conform to this provision and to state law applicable to unsolicited goods.

19. Treatment of Sweepstakes Entries. RDA shall not give any advantage to an entry in a Sweepstakes accompanied by a purchase or subject an entry not accompanied by a purchase to any disability or disadvantage, in the Sweepstakes.


20. Representations Relating to Eligibility for Additional Prizes. RDA shall not represent in a Covered Communication
      (i) that an entry in a Sweepstakes accompanied by a purchase for a product will be eligible to receive additional Prizes or be more likely to win than an entry not accompanied by a purchase, or that an entry in a Sweepstakes accompanied by a purchase will be given any advantage in the Sweepstakes over an entry not accompanied by a purchase, or (ii) that an entry in a Sweepstakes not accompanied by a purchase for a product will receive fewer Prizes or be less likely to win than an entry accompanied by a purchase, or (iii) that an entry in a Sweepstakes not accompanied by purchase for a product will be subjected to any disability or disadvantage in the Sweepstakes to which an entry accompanied by a purchase will not be subjected.

 21. Requests for Information Not Related to Purchase. RDA shall not request in a Covered Communication action, information or the return of a document from a person who purchases a product that is not also requested of a person who does not purchase a product unless the action, information or document is solely related to the product purchased. The manner in which any information requested is to be provided by non-purchasers shall be comparable in ease of use to the manner afforded purchasers to provide the requested information.

22. Representations Relating to Customer History or Status. RDA shall not represent in a Covered Communication that a purchase or a person's purchase history has resulted in or will result in any special, different or enhanced status in the Sweepstakes as compared to other entries in the same Sweepstakes.

23.  Representation  Relating to Membership in Group Based on
     Purchase. RDA shall not represent in a Covered Communication that a recipient, based on a purchase or the recipient's purchase history, is or may become a member of a category or group enjoying special status, privilege or membership in a program with RDA if such statement also represents that such status, privileges or membership in such program: (i) affects in any way the recipient's status in a Sweepstakes, as compared to other persons or entries in the same Sweepstakes, the likelihood of the recipient receiving a future Sweepstakes entry opportunity or the likelihood of the recipient winning a Prize, or (ii) will result in any special status or privilege in a Sweepstakes or in any special, different or enhanced chance of the recipient's entry winning a Sweepstakes as compared to other persons or entries in the same Sweepstakes, other than as set forth in Paragraph 25 of this Assurance. General statements to the effect that the recipient received an entry into the Sweepstakes based on a past purchase or the recipient's purchase history are not covered by this paragraph, provided the statements otherwise comply with Paragraph 25 of this Assurance.

24. Representations Relating to Receipt of Additional Sweepstakes Opportunities. RDA shall not represent in a Covered Communication that persons who purchase products will receive or be more likely to receive future Sweepstakes entry opportunities. RDA shall not represent that persons who fail to purchase products will not receive or will be less likely to receive future Sweepstakes entry opportunities, or that a Covered Communication was not received because the recipient failed to purchase products in the past. RDA shall not use an Economic Necessity Message in a Covered Communication.

25. Customer Only Sweepstakes. RDA shall not offer any opportunity to enter a Sweepstakes that is or appears to be available only to persons who have previously purchased or paid for products ("Customer Only Sweepstakes") and shall not represent that a Sweepstakes entry opportunity was received because the recipient purchased products in the past, unless in accordance with the following: a. No present or future purchase or payment is required to enter the Customer Only Sweepstakes, and no representation to the contrary is included in such communication;
     b. No representation is made to the recipient that he or she would, by ordering or making a payment, qualify to receive, or by ordering or making a payment should expect to receive an opportunity to enter Customer Only Sweepstakes in the future; and
     c. Each specific individual recipient of a Covered Communication is offered the opportunities to enter a Customer Only Sweepstakes only infrequently and irregularly. Provided that Customer Only Sweepstakes conducted by RDA in conjunction with billing for products or services purchased in the past or renewals of past subscriptions, products or services, which do not require payment in order to enter the Sweepstakes, and in which the value of any Prize is no more than the greater of five percent (5%) of the value of the highest value Sweepstakes Prize then being offered by RDA or $100,000 (adjusted in the manner described in Paragraph 16.B.), are not prohibited by or subject to the requirements of this Paragraph, provided such Sweepstakes otherwise comply with the provisions of this Assurance.

26. Skill Contests. RDA shall not misrepresent in a Covered Communication, the degree of skill, knowledge or ability required to compete effectively to become the winner of a Prize. RDA shall either not mail a skill contest into states where such contests are void or shall disclose clearly and conspicuously in the communication that the skill contest is void in those states, by name, wherein it is void. RDA shall in any Covered Communication which offers participation both in a Sweepstakes in which no purchase or payment is required, and in a skill contest in which a purchase or payment is required, clearly indicate that the sweepstakes and contest are separate promotions and clearly and conspicuously disclose in the Covered Communication the fact that consumers can enter the sweepstakes without also entering the skill contest and the manner in which consumers without purchase or payment can enter the sweepstakes. In any Covered Communication which offers participation both in a Sweepstakes in which no purchase or payment is required and in a skill contest in which a purchase or payment is required, the form or device used to enter the Sweepstakes may not also be used as the form or device to enter the skill contest and the form or device used to enter the Sweepstakes may not include any reference to the skill contest. RDA shall not in a Covered Communication offer participation in any skill contest unless there is clear and conspicuous disclosure: a. At the time of the initial contest solicitation and in any solicitation in which the payment of money is required as a condition of participation in a contest:
    (i) The maximum number of rounds or levels, if the contest has more than one round or level, (ii) The date the final winner will be determined, (iii) The maximum total cost the final winner will have to pay to RDA in order to participate in all rounds or levels of the contest, and, if the final winner must purchase or pay anything of value to a person other than RDA as a condition of eligibility, then that fact must be clearly and conspicuously disclosed, (iv) The name and address of RDA, or RDA's agent, consistently stated wherever it is used in a promotion, (v) The name and address of RDA, or RDA's agent, stated on the envelope used to mail the advertisement or solicitation, (vi) The retail value of each Prize a contestant may be eligible to win, (vii)A statement of the total number of contestants anticipated and the percentage or number of contestants expected to correctly solve all contest puzzle(s) or game(s) based on prior experience,
    (viii) A full and detailed description of the tasks entrants will be required to perform in each round of the contest, such as by way of example, the types of questions or puzzles entrants will be required to answer or solve and, if entrants will be required to submit an essay, the topic and number of words required for the essay. b. In any contest solicitation containing the contest entry or game: (i) The disclosures required by subsection (1) hereof, (ii) If the contest is judged by someone other than RDA, the identity of or description of the qualifications of the judges and their relationship to RDA, (iii)The name and address of RDA, or RDA's agent, stated on the entry form, (iv) The method used in judging. c. In any contest solicitation for a multiple round contest involving puzzles or games of increasing difficulty which the person must correctly solve in order to advance to the next round and in which the payment of money is required as a condition of participation in the Contest if a representative sample of the puzzle or game from any round is presented in the solicitation, a representative example illustrative of each intervening round and the last determinative round, using an actual depiction of a bona fide winning entry from a similar or identical contest completed within the preceding 18 months shall also be presented in the solicitation. The word "SAMPLE" may be superimposed over the illustrative example but not in a manner which would disguise the degree of difficulty posed by the final tie breaker round or skill necessary to complete a winning entry. The requirements of this subparagraph c. shall be in addition to the requirements of subparagraphs a. and b. above.

 27. Identification of Premiums. RDA shall not in a Covered Communication misrepresent the attribute(s) or value of any premium, including but not limited to a bonus, reward, gift, or other product. If delivery of such premium is conditioned upon the purchase of a product, any Covered Communication that specifically identifies any particular premium as being available, shall clearly and conspicuously state accurately and completely the requisite steps that the recipient must take in order to claim any such premium.

 28. Representations of Chance in Offer of Premiums. RDA shall not offer in a Covered Communication any premium, including but not limited to a bonus, gift, or other product if delivery of such premium is conditioned upon the purchase of a product and there is or is represented to be any element of chance involved in the selection of the premium to be delivered, which element of chance is not resolved prior to the recipient entering the Sweepstakes or making a purchase; provided that the foregoing shall not prohibit "mystery" premiums or other similar promotions in which no Representation as to the identity of the premium is made. For purposes of this paragraph, no element of chance shall be deemed to be involved in the selection of the premiums to be delivered, if the premium to be delivered will be selected by RDA, based upon available inventory from among a group of premiums each of which is of equivalent value to the others, so long as the nature of each of the premiums from which the selection will be made is clearly and conspicuously disclosed in the communication.


29. Sweepstakes Deadlines. RDA shall not misrepresent in a Covered Communication: a. the deadline date (whether a specific calendar date or a number of days after the recipient receives the Covered Communication) for entry or any action regarding an entry in a Sweepstakes and shall express such deadline date in a readily understandable manner. b. which relates to multiple Sweepstakes offers, that entries must be returned or other action must be taken by a certain deadline (whether a specific calendar date or a number of days after the recipient receives the Covered
      Communication),   if  that  deadline  is  different  from  a
      deadline for another Sweepstakes offered in the communication, unless the Covered Communication identifies, clearly and conspicuously and in a Readily Understandable manner, the Sweepstakes to which the deadline applies. c. that any date (whether in a specific calendar date or a number of days after the recipient receives the Covered Communication) is a deadline for the return of an entry in a Sweepstakes that differs from the Sweepstakes end date, unless the specific deadline date (whether a specific calendar date or a number of days after the recipient receives the Covered Communication) by which the entry must be received by RDA in order to be eligible to win is set forth clearly and conspicuously and in a readily understandable manner in the communication. RDA shall not represent in any Covered Communication that a date (whether a specific calendar date or a number of days after the recipient receives the Covered Communication) is an entry deadline unless entries from the communication that do not meet the deadline are treated as ineligible and RDA has procedures in place to identify such entries as ineligible.

30. Instant Win Offers. RDA shall not represent in a Covered Communication any Sweepstakes as an "instant win" Sweepstakes or that a winner will be determined immediately unless (a) the Sweepstakes is a pre-selected number Sweepstakes and the matching of entries is performed as the entries are received by RDA, or RDA's agent and any winner is promptly notified, or (b) the communication contains a form or device from which recipients can determine whether or not they have won a Prize, and what that Prize is (provided, however, the ability of a recipient to return a form or device to RDA for a "second chance" to win a prize, if the recipient determines from the form or device described in clause (b) that s/he has not won, does not in and of itself prevent RDA from describing the form or device described in clause (b) as an "instant win" Sweepstakes, so long as the winner(s) in the second chance drawing will be determined within sixty (60) days after the Sweepstakes end date.)

31. "Do Not Contact" Requests. RDA shall include a clear and conspicuous notice in all Direct Mail Covered Communications that RDA will accept a request to be removed from sweepstakes and skill contest mailing lists (a "Do Not Contact Request") either by a call to a toll free number identified in the notice, or by mail to an address identified in the notice, or via its web site. RDA shall establish and maintain processes and procedures to, as soon as is practicable, and in no event later than forty-five
     (45) days from receipt of a Do Not Contact Request, mark the individual's account as an account not to be mailed sweepstakes or skill contests (a "Do Not Contact"). RDA shall screen all names selected to receive Direct Mail Covered Communications against names and addresses marked as "Do Not Contact" so that these individuals are not sent Direct Mail Covered Communications. RDA shall further ensure that each subject of a Do Not Contact Request is removed from all lists rented or sold by RDA for sweepstakes or contest mailings within forty-five (45) days after RDA receives the Do Not Contact Request. When marking a person's name and address as a Do Not Contact in response to a Do Not Contact Request, RDA shall use reasonable diligence to mark the person's name and address and, in so doing, shall interpret a submitted name and physical address as including all reasonable variations of that name and/or address that would result in a Covered Communication being delivered to the subject of the Do Not Contact Request at the physical location specified in the submitted Do Not Contact Request, in accordance with industry standard matching software and industry standard practices for de- duplications. RDA shall also screen all names selected to receive Direct Mail Covered Communications against names on the Direct Marketing Association's Mail Preference Service ("MPS") received by
     RDA  so   that   such   names   are   excluded   from   such
     communications, except that names on the MPS file, who within the previous eighteen months either responded to an RDA product offer, or were shipped an order by RDA, need not be so excluded.

32. Refund Policy and Related Disclosures. RDA shall not represent in a Direct Mail Covered Communication or in a Covered Communication delivered by newspaper or magazine that a purchaser may obtain a refund or that the recipient's satisfaction is guaranteed unless the communication clearly and conspicuously discloses the refund policy applicable to such product. For magazine subscriptions, the refund policy shall, at a minimum, provide a full refund of the amount paid for all issues not yet shipped to the subscriber at the time the request to cancel the subscription is received by RDA, provided that RDA may discontinue service of the subscription for which such refund is made. For other products, the refund policy shall, at a minimum, provide a full refund of the amount paid, including shipping and handling charges, if the customer returns the product in unused condition.

33. Disclosures of Magazine Subscription Offers. RDA in offering for sale any subscription to a magazine, shall clearly and conspicuously disclose, on the purchase form, the price of the subscription, and both the number of issues included in the subscription and the duration of the subscription in weeks, months or years.

34. Disclosure on Invoices. RDA's magazine subscription and/or product bills shall state, at a minimum, the minimum payment amount currently due. In addition, if the total amount owed is stated and it is different than the minimum payment amount currently due, the minimum payment amount currently due shall be stated in dollars and cents, at least as prominently as the statement made of the total amount owed, and be labeled as "amount due now," "minimum payment due," or a similar description. Provided the customer is not in default of any payment obligation, RDA shall not represent that the total amount due on the purchase must be paid prior to the time the Covered Communication indicated the full amount must be paid.

35. Promptness Sweepstakes - Disclosures. RDA shall clearly and conspicuously explain in a Covered Communication offering a Promptness Sweepstakes the basis upon which the winner of the Promptness Sweepstakes will be determined.

36. Pre-selected Number Sweepstakes - Winner Selection. For every Preselected Number Sweepstakes included in a Covered Communication, RDA shall ensure that the preselected winning number is within the range of numbers actually mailed for that Sweepstakes (or, if it happens that the preselected winning number is not, for any reason, within that range of numbers, to designate as the winning number a preselected alternate number that is within such mailed range), and if the winning preselected number is not returned at the end of the Sweepstakes, award the Prizes offered in a random drawing from among other eligible entrants in accordance with terms upon which it was offered to the winning entrant.

37. Determination of Odds. RDA shall not offer a total number of entry opportunities in a Sweepstakes that exceeds the number of entry opportunities used to calculate the odds of winning any Prize in that Sweepstakes. RDA shall not worsen the odds of winning a Sweepstakes from the odds disclosed in the first Covered Communication in which the Sweepstakes was offered.

38. Consumer Complaint Handling. RDA shall promptly respond to consumer complaints concerning billing, billing statements and/or collection notices, delivery of magazine subscriptions, and cancellation of magazine subscriptions. RDA shall designate a liaison from RDA whose responsibility shall be to resolve customer issues referred by state law enforcement agencies.


39. Representations Relating to Assurance. RDA shall not make any representation in a Covered Communication which misrepresents, contradicts, is inconsistent with, or causes a likelihood of confusion or misunderstanding concerning any statement or disclosure required to be made under this Assurance or any other statement in the communication.

40. Representations of Approval. RDA shall not represent in a Covered Communication that its communications, solicitations, practices, goods or services have the sponsorship or approval of any Court or the Attorney General of any State or any other judicial or governmental authority unless expressly authorized or required by such authority.

C. Payment to the States

               1. RDA agrees to pay to the States for the establishment of a consumer fund ("Fund") to be administered and distributed by a third party Administrator to be retained by RDA, the sum of six million eighty one thousand dollars ($6,081,000.00). The Fund shall be established under the oversight and direction of the Attorneys General of the States of California, New York and Ohio for the purpose of providing for the residents of the States payment to consumers as directed by the States, which may include consumer education. In addition to the payment to establish the Fund, RDA shall pay the costs which are incurred by the third party Administrator. RDA shall make the full Fund payment within ten (10) days after receiving notice from the Offices of the Attorney General of either the State of California, New York or Ohio provided, however, that in no event shall RDA be required to make the Fund payment earlier than April 1, 2001, or later than June 1, 2001.

               2. RDA agrees to pay directly to the States, no later than May 1, 2001, for the purpose of providing to the individual States reimbursement for their attorneys' fees and other costs of the inquiry leading to this Assurance1 the sum of two million one hundred sixty thousand dollars ($2,160,000.00). Subject to their respective state laws and policies, the States may use such reimbursement amount for any purpose provided by state law, including but not limited to, placement in or application to, a consumer education, litigation or local consumer aid fund or revolving fund or for other uses to defray the costs of the inquiry leading to this Assurance, as permitted by the laws of each State.

D.  Compliance  Efforts and Reports

               1. RDA shall institute supervisory compliance procedures which are reasonably designed to insure compliance with this Assurance, including, without limitation, the training of relevant employees, revisions to and/or development of appropriate training materials and the development and implementation of internal procedures, including periodic monitoring to ensure compliance with the terms of this Assurance.

               2. RDA shall provide a copy of this Assurance to all those officers and employees of RDA who may have managerial responsibility for developing, conducting or authorizing Sweepstakes advertising promotions and promotional programs and to any third parties who may have such managerial responsibility and are not supervised by those officers and employees of RDA.


               3. RDA will file, upon request, with the Attorneys General of the States California, New York and Ohio two written Compliance reports, each signed by an officer with knowledge of RDA's obligations under this Assurance, as to RDA's compliance with the terms and provisions hereof. The first request may be for a Compliance Report to be filed six months after the Effective Date of this Assurance, and the second request may be for a Compliance Report to be filed six months after the first Report.

               4. In the event any of the participating Attorneys General believes that RDA has committed a violation of this
                    Assurance and intends to file a motion or other pleading seeking contempt of court or other sanctions for violation of the Assurance, then the Attorney General shall first give RDA fourteen business days notice before filing such motion or pleading. Notice shall be given by facsimile and mail addressed to the attention of: General Counsel, The Legal Department, The Reader's Digest Association, Inc., Reader's Digest Road, Pleasantville, NY 10570-7000 (facsimile number:
                    914-244-5649), with a copy to Linda A. Goldstein, Hall Dickler Kent Goldstein & Wood, LLP, 909 Third Avenue, New York, New York 10022-4731 (facsimile number: 212-935-3121).
                    The giving of such notice shall not prevent the Attorney General from beginning any such proceeding following the expiration of the fourteen business day period. Prior to the expiration of such fourteen business day period, RDA may respond in writing to the Attorney General with any information that it wishes to provide regarding the alleged violation of the Assurance and if RDA so requests it will meet during such time period with a representative of the Attorney General to attempt to resolve any such alleged violation. RDA agrees that it shall not institute any proceeding or action, including but not limited to any declaratory judgment action, against any of the States during such period.

                                            III.  GENERAL  PROVISIONS

 1. This Assurance shall be governed by the laws of the Participating States, as applicable. Nothing in this Assurance shall be deemed to permit or authorize any violation of the laws of any state or otherwise be construed to relieve RDA of any duty to comply with the applicable laws, rules and regulations of any state, nor shall anything herein be deemed to constitute permission to engage in any acts or practices prohibited by such laws, rules or regulations.

 2. Nothing in this Assurance shall be construed to authorize or require any action by RDA in violation of applicable federal, state or other laws. RDA agrees that this Assurance constitutes a legally enforceable obligation of RDA in accordance with its terms.

 3. This Assurance does not constitute an approval by the States of any of RDA's programs or practices and RDA shall not make any Representation to the contrary.

 4. The respective Attorneys General, without further notice, may make ex parte application to any appropriate state court for an order approving this Assurance, which shall be considered an Assurance of Voluntary Compliance or an Assurance of Discontinuance as provided by the States' respective laws, or otherwise file this Assurance in any appropriate state court.

 5. This Assurance may be executed in one or more counterparts, each of which shall be deemed to be an original, but which together shall constitute the Assurance.

 6.   The "Effective  Date" of this  Assurance  shall be March 12,
      2001.

 7. The "Implementation Date" of this Assurance, by which time RDA shall be in compliance with the above terms, shall be July 1, 2001, provided, however, that with respect to Customer Only Sweepstakes which are ongoing as of the Effective Date of this Assurance, the Implementation Date for Paragraphs 23, 24 and 25, shall be August 1, 2001.

 8. Nothing in this Assurance shall be construed as a waiver of or limitation on RDA's rights to defend itself from or make arguments in any private individual or class claims or suits relating to the existence, subject matter or terms of this Assurance.

 9. Nothing in this Assurance shall be construed as a waiver of any private claims of any person. Any payments made to consumers pursuant to this Assurance shall be construed to reduce any damage claim that the individual consumer may have against RDA involving the subject matter of this Assurance.

 10. This Assurance constitutes the entire agreement of the parties hereto and supersedes any and all prior agreements or understandings, whether written or oral, between the parties and/or their respective counsel with respect to the subject matter hereof. This Assurance may not be amended, modified, superseded, terminated, or extended, and the terms and covenants hereof may not be waived, except in writing executed by duly authorized representatives of each party consenting thereto.

 11. The undersigned representative for each party certifies that he/she is fully authorized by the party he/she represents to enter into the terms and conditions of this Assurance and to legally bind the party he/she represents to the Assurance.


SIGNATURES

      We the undersigned, who have the authority to consent and sign on behalf of the parties in this matter, hereby consent to the form and contents of the foregoing Assurance and to its entry. Signed this 26th day of February, 2001.


THE READER'S DIGEST ASSOCIATION, INC.
By:/s/MICHAEL A. BRIZEL
    Michael A. Brizel
    Vice President General Counsel
    The Reader's Digest Association, Inc.

HALL DICKLER KENT GOLDSTEIN & WOOD, LLP
By:/S/LINDA A. GOLDSTEIN
    Linda A. Goldstein
    Counsel for The Reader's Digest Association, Inc.

Dated: February 26, 2001

FOR THE STATES


BILL PRYOR
Attorney General
State of Alabama
LAVETTE LYAS-BROWN
Assistant Attorney General

BRUCE M. BOTELHO
Attorney General
State of Alaska
JULIA COSTER
Assistant Attorney General

MARK PRYOR
Attorney General
State of Arkansas
JIM  DEPRIEST
Sr. Assistant Attorney General

BILL LOCKYER
Attorney General
State of California
ALBERT NORMAN SHELDEN
Deputy Attorney General

ROBERT R. RIGSBY
Corporation Counsel
District of Columbia
SHARON STYLES-ANDERSON
Sr.  Deputy Corporation Counsel for
Public Protection and Enforcement
CHARLOTTE W. PARKER
Acting Deputy Corporation Counsel
Civil Division
BENNETT RUSHKOFF
Senior Counsel

BARRY W. REID
Administrator
Governor's Office of Consumer Affairs
State of Georgia
JOHN S. SMITH, III
Counsel and Division Director


STEPHEN H. LEVINS
Acting Executive Director
Office of Consumer Protection
State of Hawaii
JEFFREY E. BRUNTON
Staff Attorney

ALAN G. LANCE
Attorney General
State of Idaho
MICHELE R. BARTLETT
Deputy Attorney General

JAMES E. RYAN
Attorney General
State of Illinois
CHARLES G. FERGUS
Chief, Consumer Fraud Bureau
JANICE M. PARKER
Assistant Attorney General

STEVE CARTER
Attorney General
State of Indiana
ALLEN K.  POPE
Director, Division of Consumer Affairs
DAVID A.  PAETZMANN
Deputy Attorney General

CARLA J.  STOVALL
Attorney General
State of Kansas
GAIL BRIGHT
Assistant Attorney General

RICHARD P. IEYOUB
Attorney General
State of Louisiana
KORDICE DOUGLAS
Assistant Attorney General


MIKE MOORE
Attorney General
State of Mississippi
MICHAEL D. RHODES
Special Assistant Attorney General

ANNIE M. BARTOS
Chief Legal Counsel
Montana Department of Commerce
State of Montana
PETER B. OHMAN
Special Assistant Attorney General

DON STENBERG
Attorney General
State of Nebraska
JASON W. HAYES
Assistant Attorney General

FRANKIE SUE DEL PAPA
Attorney General
State of Nevada
JO ANN GIBBS
Senior Deputy Attorney General

PHILIP T. McLAUGHLIN
Attorney General
State of New Hampshire
M. KRISTIN SPATH
Senior Assistant Attorney General

JOHN J. FARMER, JR.
Attorney General
State of New Jersey
JODI C. KRUGMAN
Deputy Attorney General

PATRICIA A. MADRID
Attorney General
State of New Mexico
K.  KANE GRAVES
Assistant Attorney General, and
Director, Consumer Protection Division

ELIOT SPITZER
Attorney General
State of New York
SHIRLEY STARK
Assistant Attorney General

ROY COOPER
Attorney General
State of North Carolina
BARBARA A. SHAW
Assistant Attorney General

WAYNE STENEHJEM
Attorney General
State of North Dakota
PARRELL D. GROSSMAN
Assistant Attorney General
Director Consumer Protection and
Antitrust Division

BETTY D. MONTGOMERY
Attorney General
State of Ohio
MICHAEL S. ZIEGLER
Assistant Attorney General

W.A. DREW EDMONDSON
Attorney General of Oklahoma
THOMAS A. BATES
Assistant Attorney General

HARDY MYERS
Attorney General
State of Oregon
THOMAS K. ELDEN
Assistant Attorney General

SHELDON WHITEHOUSE
Attorney General
State of Rhode Island
J. O. ALSTON
Special Assistant Attorney General


CHARLIE CONDON
Attorney General
State of South Carolina
CHRISTIE NEWMAN BARRETT
Assistant Attorney General

MARK BARNETT
Attorney General
State of South Dakota
JEFFREY P.  HALLEM
Assistant Attorney General

PAUL G. SUMMERS
Attorney General and Reporter
State of Tennessee
STEVEN  A. HART
Special Counsel

MARK L.  SHURTLEFF
Attorney General
State of Utah
DON HANSEN
Assistant Attorney General

MARK L. EARLEY
Attorney General
Commonwealth of Virginia
GREGORY C. FLEMING
Assistant Attorney General

CHRISTINE O. GREGOIRE
Attorney General
State of Washington
SALLY R.  GUSTAFSON
Sr. Assistant Attorney General
DOUGLAS  D. WALSH
Senior Counsel

GAY WOODHOUSE
Attorney General
State of Wyoming
CHRISTOPHER PETRIE
Assistant Attorney General


1 With regard to Georgia, the Administrator of the Fair Business Practices Act, appointed pursuant to O.C.G.A. 10-1-395 is statutorily authorized to undertake consumer protection functions, including acceptance of Assurances of Voluntary Compliance for the State of Georgia. Hereafter, when the entire group is referred to as the "States," "Participating States," or "Attorneys General," such designation, as it pertains to Georgia, refers to the Administrator of the Fair Business and Practices Act.

2 With regard to Hawaii, Hawaii is represented by its Office of Consumer Protection, an agency which is not part of the state Attorney General's Office, but which is statutorily authorized to represent the State of Hawaii in consumer protection actions. Hereafter, when the entire group is referred to as the "States," "Participating States," or "Attorneys General," such designation as it pertains to Hawaii, refers to the Executive Director of the State of Hawaii Office of Consumer Protection.

3 With regard to Montana, Montana is represented by its Department of Commerce, an agency which is not part of the state Attorney General's Office but which is statutorily authorized to represent the State of Montana in consumer protection actions. Hereafter, when the entire group is referred to as the "States," "Participating States," or "Attorneys General," such designation as it pertains to Montana, refers to the Montana Department of Commerce.

4 With regard to the District of Columbia, the District of Columbia is represented by its Corporation Counsel, who is statutorily authorized to represent the District of Columbia in consumer protection actions. Hereafter, when the entire group is referred to as the "States," "Participating States," or "Attorneys General," such designation, as it pertains to the District of Columbia, refers to the District of Columbia Corporation Counsel.

5 ALABAMA - Deceptive Trade Practices Act, Ala. Codess.8-19-1 et seq.; ALASKA - Consumer Protection Act,ss.ss.45.50.471 through 45.50.561; ARKANSAS - Deceptive Trade Practices Act, Ark. Code Ann.ss.4-88-101 et seq.; CALIFORNIA - Bus. & Prof. Codess.ss.17200 et seq. and 17500 et seq.; DISTRICT OF COLUMBIA - Consumer Protection Procedures Act, D.C. Codess.ss.28-3901 to -3909; GEORGIA
- Fair Business Practices Act of 1975, O.G.C.A.ss.10-1-390 et seq.; HAWAII - Rev. Stat.ss.480-2; IDAHO - Consumer Protection
Act, Idaho Codess.48-601 et seq.; ILLINOIS - Consumer Fraud and Deceptive Business Practices Act, 815 ILCSss.505/1 et seq.
(1998); INDIANA - Deceptive Consumer Sales Act, Indiana Code 24-5-0.5-1 et seq.; KANSAS - Consumer Protection Act, K.S.A.
50-623 et seq.; LOUISIANA - LSA R. S. 51:1410 and LSA R. S. 51:1401, et. seq; MISSISSIPPI - Consumer Protection Act, Miss.
Code Ann.ss.75-24-1 et seq.; MONTANA - Mont. Code Ann.ss.30-14-101 et seq.; NEBRASKA - Consumer Protection Act, Neb.Rev.Stat.ss.ss. 59-1601 et seq., and the Uniform Deceptive Trade Practices Act, Neb. Rev. Stat.ss.ss.87-301 et seq.; NEVADA - Deceptive Trade Practices Act, Nevada Revised Statutes 598.0903 et seq.; NEW HAMPSHIRE - N.H. Consumer Protection Act, RSA358-A ; NEW JERSEY - Consumer Fraud Act, N.J.S.A. 56:8-1 et seq.; NEW MEXICO - Unfair Trade Practices Act, NMSAss.57-12-1 et seq. (1978); NEW YORK - N.Y. Gen. Bus. Lawss.ss.349 & 350 and Executive Lawss.63(12); NORTH CAROLINA - Unfair and Deceptive Trade Practices Act, N.C.G.S.ss. 75-1.1 et seq.; NORTH DAKOTA - Consumer Fraud and Unlawful Credit Practices N.D.C.C.ss.51-15-01 et seq; OHIO - Consumer Sales Practice Act, R.C.ss.1345.01 et seq.; OKLAHOMA - Consumer Protection Act 15 0.S.ss.751 et seq.; OREGON - Unlawful Trade Practices Act, ORS 646.605 to 646.656; RHODE ISLAND - Unfair
Trade Practice and Consumer Protection Act, R.I. Gen. Lawsss. 6-13.1-1, et seq.; SOUTH CAROLINA - Unfair Trade Practices Act, S.C. Code Ann.ss.39-5-10 et seq., Gifts and Prizes Act, S.C. Code Ann.ss.37-15-10 et seq.; SOUTH DAKOTA - SDCLss.37-24-1 through 35 et seq.; TENNESSEE - Consumer Protection Act, Tenn. Code Ann.ss. 47-18-101 et seq., (1994); UTAH - Title 13 of the Utah Code; VIRGINIA - Virginia Consumer Protection Act, 59.1 -196 et seq, Virginia Prizes and Gifts Act, 59.1-415 et seq; WASHINGTON -
Unfair Business Practices/Consumer Protection Act, R.C.W. 19.86; and WYOMING -W.S.ss.ss.40-12-102 et seq.

1 With respect to the State of Georgia, said payment shall be used for the reimbursement of costs, including monitoring of compliance, and any remainder, at the end of twelve months, shall be delivered to the Georgia Consumer Preventative Education Plan pursuant to O.G.C.A. ss. 10-1-381. With respect to the State of Alaska, said payment shall be utilized by the Attorney General for consumer protection and antitrust investigations, enforcement, and education. With respect to the State of Illinois the payment made pursuant to this paragraph shall be deposited into the Attorney General Court Ordered and Voluntary Compliance Payment Projects Fund, to be used for law enforcement activity, consumer and educational programs associated with the enforcement of the Illinois Consumer Fraud Act, 815 ILCS 505.1 et seq.

[A graphic showing a sweepstakes factsheet appears here]

                                        March 9, 2001


Securities and Exchange Commission
450 Fifth Stret, NW
Washington, DC 20549-1005

RE:  The Reader's Digest Association, Inc.
     Commission File No. 1-10434
     Central Index Key 0000858558

Ladies and Gentlemen:

        Filed herewith by direct electronic transmission is a Current Report on Form 8-K of The Reader's Digest Association, Inc. (the "Company") dated March 9, 2001.

                                        Very truly yours,
                                        /s/CLIFFORD H.R. DUPREE
                                        Clifford H.R. DuPree

Enclosure